                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            (Amendment No.      )

         Filed by Registrant  |X|

         Filed by a Party other than the Registrant  |_|

         Check the appropriate box:

         |X|      Preliminary Proxy Statement

         |_|      Definitive Proxy Statement


                                   CNET, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        BOARD OF DIRECTORS OF CNET, INC.
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

     |X|      No fee required.

     |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1)      Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2)      Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

-------------------------------------------------------------------------------
     (4)      Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5)      Total Fee Paid:

-------------------------------------------------------------------------------
     |_|      Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------
     |_|      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:

-------------------------------------------------------------------------------
     (2)      Form, Schedule or Registration Statement No:

-------------------------------------------------------------------------------
     (3)      Filing Party:

-------------------------------------------------------------------------------
     (4)      Date Filed:

-------------------------------------------------------------------------------


--------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   CNET, INC.


-------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

-------------------------------------------------------------------------------


                                   DATE:    WEDNESDAY, MAY 26, 1999
                                   TIME:    9:00 A.M., LOCAL TIME
                                   PLACE:   CNET, INC.
                                            150 CHESTNUT STREET,
                                            SAN FRANCISCO, CALIFORNIA 94111

MATTERS TO BE VOTED ON:

         1.   Election of two directors;

         2. Approval of an amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue;

         3. Approval of an amendment to our 1997 Stock Option Plan to increase the number of shares of common stock that we can issue upon the exercise of options granted under the Plan;

         4.   Approval of the appointment of our independent auditors for 1999;
              and

         5. Any other matters properly brought before the stockholders at the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOUR PROPOSALS OUTLINED IN THIS PROXY STATEMENT.



                                            By Order of the Board of Directors


                                            SHELBY W. BONNIE,
                                            Executive Vice President and
                                            Chief Operating Officer


San Francisco, California
April 21, 1999

                                 PROXY STATEMENT

         Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the board of directors. This proxy statement was first mailed to shareholders on April 21, 1999.

                                TABLE OF CONTENTS


                                                                       Page
                                                                       ----
General Information About Voting.........................................1
Proposals You May Vote On................................................4
Stock Ownership......................................................... 9
Management..............................................................10
Executive Compensation..................................................13
Certain Relationships and Related Transactions..........................17
Stockholder Proposals...................................................17
Persons Making the Solicitation.........................................17
Independent Public Accountants..........................................17
Other Matters...........................................................18
Financial Statements....................................................18




THE INFORMATION CONTAINED IN THIS PROXY STATEMENT REFLECTS OUR 2-FOR-1 SPLIT OF OUR COMMON STOCK THAT WE DISTRIBUTED IN THE FORM OF A STOCK DIVIDEND ON MARCH 8, 1999 TO OUR COMMON STOCK HOLDERS AS OF FEBRUARY 22, 1999.

                                                          DRAFT OF APRIL 8, 1999


                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

         You can vote your shares of common stock if our records show that you owned the shares on the record date, March 31, 1999. A total of 35,371,835 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock that you hold.

WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

         The shares on your proxy card represent ALL of your shares of common stock. If you do not return your proxy card, your shares will not be voted.

HOW DO I VOTE BY PROXY?

         Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the two director nominees and FOR each of the other proposals to be considered at the meeting.

         The proxies for the stockholders are Halsey M. Minor, Shelby W. Bonnie and Douglas N. Woodrum. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the annual meeting. Proxy cards so marked should not be mailed to us.

WHAT MAY I VOTE ON?

     1.       Election of two directors;

     2.       Approval of an amendment to our Certificate of Incorporation;

     3.       Approval of an amendment to our 1997 Stock Option Plan; and

     4.       Approval of the appointment of our independent auditors for 1999.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

         The board of directors recommends a vote FOR each of the proposals.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

         The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card, by personally appearing at the annual meeting or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. However, no revocation will be effective unless notice of such revocation has been received by us at or prior to the annual meeting.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

         Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

         If your shares are held in the name of your broker, a bank or other nominee, that party should give you instructions for voting your shares.

HOW ARE VOTES COUNTED?

         We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

         With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. A broker nonvote will have the same effect as a vote against the amendment to our Certificate of Incorporation and the plan amendment and will have no effect on the outcome of any other vote of the stockholders.

WHAT IS A "QUORUM"?

         A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum, either present in person at the meeting or represented by proxy, for the meeting to be held. If a quorum is not present at the annual meeting, either in person or by proxy, the meeting may be adjourned from time to time until a quorum is obtained.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?

         The election of directors will be decided by a plurality of the votes cast at the annual meeting. The amendment of our Certificate of Incorporation must be approved by holders of a majority of the shares of common stock issued and outstanding as of the record date. In order for options granted under our 1997 plan in excess of 5,000,000 shares to qualify as incentive stock options under applicable tax law, and in order for any expense associated with the exercise of non-qualified options by our executive officers to be fully deductible by us for federal income tax purposes, the amendment to the plan must be approved by 50% of the shares voting. In all other matters, a proposal must receive more than 50% of the shares voting to be adopted.

WHO WILL COUNT THE VOTE?

         Harris Trust & Savings Bank will count the votes and act as the inspector of election.

WHO PAYS FOR THIS PROXY SOLICITATION?

         We do.

IS MY VOTE CONFIDENTIAL?

         Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Harris Trust, and handled in a manner that protects your voting privacy. Your vote will not be disclosed
EXCEPT:

         1. as needed to permit Harris Trust to tabulate and certify the vote;

         2.       as required by law; or

         3. in limited circumstances such as a proxy contest in opposition to the board of directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

                            PROPOSALS YOU MAY VOTE ON

PROPOSAL ONE - ELECTION OF DIRECTORS

         Two persons, Mitchell Kertzman and Douglas N. Woodrum, each of whom is currently a Class III Director, are proposed to be re-elected as Class III Directors at the annual meeting. If elected, each of these directors will hold office until the annual meeting of stockholders in the year 2002 or until his successor is duly elected and qualified.

         VOTE REQUIRED. The election of directors will be decided by a plurality of the votes entitled to be cast at the meeting.

         NOMINATIONS. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

         Other nominations for election to the board may be made by the board, a nominating committee appointed by the board or by any stockholder that has been the beneficial owner of at least $1,000 of common stock for at least one year. Nominations made by stockholders for next year's annual meeting must be made by written notice, certified mail, return-receipt requested and received by the Secretary of the Company by December 1, 1999.

         GENERAL INFORMATION ABOUT NOMINEES. All of the nominees are currently directors. Each has agreed to be named in this proxy statement and to serve as a director if elected. For information regarding each of the nominees for Class III Director, see "Management."

                   THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
                EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

PROPOSAL 2 - APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The board has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 400,000,000 shares.

         RIGHTS OF ADDITIONAL COMMON STOCK. The additional common stock to be authorized would have rights identical to the currently outstanding common stock. Approval of this proposal would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The common stock has no preemptive rights. If this proposal is adopted, it will become effective upon filing of a Certificate of Amendment of the our Certificate of Incorporation with the Secretary of the State of Delaware.

         EFFECT OF PROPOSAL. If this proposal is approved, the increased number of authorized shares of common stock will be available for issuance, from time to time, for such purposes and consideration, and on such terms, as the board may approve and no further vote of our stockholders will be sought, except as required by applicable law or by the rules of the Nasdaq Stock Market, on which the common stock is traded.

         The existence of additional authorized shares of common stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. We are not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire us by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change our management, nor are we aware of any person having made any offer to acquire our voting stock or assets.

         REASON FOR PROPOSAL. We believe that the limited number of currently authorized but unissued shares of common stock unduly restricts our ability to respond to business needs and opportunities. The availability of additional shares of common stock for issuance will afford us flexibility in the future by increasing the number of authorized but unissued shares of common stock available for possible acquisitions, financing requirements, stock splits and other corporate purposes.

         VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this proposal. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal.

         Pursuant to the requirements of the Nasdaq Stock Market, stockholder approval is required (in addition to the initial authorization of the shares) for the issuance of shares of common stock(or securities convertible into common stock) under certain circumstances. These circumstances include the issuance in connection with an acquisition of a number of shares equal to or in excess of 20% of the number of shares outstanding before such issuance, the adoption of certain types of stock option or purchase plans or other arrangements in which stock may be acquired by our officers or directors and certain issuances that would result in us undergoing a change of control.

         SHARES OUTSTANDING. As of March 31, 1999, 35,371,835 shares of common stock were outstanding, and the board had reserved an aggregate of 7,717,176 additional shares for future issuance, including the following: (a) 249,900 shares reserved for issuance upon exercise of outstanding warrants; (b) 2,113,546 shares reserved for issuance upon exercise of outstanding options granted under the 1994 CNET, Inc. Stock Option Plan; and (c) 4,813,798 shares reserved for issuance upon exercise of outstanding stock options granted under the 1997 plan (without giving effect to the amendment to the 1997 plan), of which options to purchase 3,912,630 shares were outstanding as of March 31, 1999. An additional 539,932 shares are reserved for issuance under our Employee Stock Purchase Plan. As a result, we currently have 6,910,989 authorized but unissued and unreserved shares of common stock available for future issuance.

                        THE BOARD RECOMMENDS A VOTE "FOR"
                      THE CHARTER AMENDMENT TO INCREASE THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL THREE - APPROVAL OF THE AMENDMENT TO THE 1997 PLAN

         THE 1997 PLAN

         GENERAL. Effective as of April 16, 1997, the board adopted the CNET, Inc. 1997 Stock Option Plan, which was approved by our stockholders at our annual meeting held May 22, 1997. The purpose of the 1997 plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of our business. The 1997 plan provides for the grant of stock options to certain of our directors and to our officers, employees and consultants. The 1997 plan is administered by the compensation committee of the board or by the board as a whole.

         ADMINISTRATION OF THE 1997 PLAN. The board or the compensation committee administers the 1997 plan and has authority to select the participants that are granted options, based on its own determinations and the recommendations of management with respect to the contributions of each participant to our success. The board or the compensation committee also has authority to terminate the 1997 plan or to accelerate the vesting of options, to determine the nature, extent, timing, exercise price, vesting and duration of options, to prescribe all other terms and conditions consistent with the 1997 plan, to interpret the 1997 plan, to establish any rules or regulations relating to the 1997 plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the 1997 plan.

         GRANT OF OPTIONS. The board or the compensation committee may grant nonqualified stock options or incentive stock options ("ISOs") to purchase shares of common stock; provided that, if the compensation committee does not consist entirely of non-employee directors, then grants of options to officers, directors, and ten percent stockholders must be approved by the board as a whole. The grant of options will be evidenced by option agreements containing such terms and provisions as are determined and approved by the board or the compensation committee, including, but not limited to, the term of the option, vesting of the option, and the exercise price of the option. The option exercise price may be paid in cash, or, at our option, in shares of common stock. In no event may any optionee be granted options to purchase more than the total number of shares authorized for issuance under the 1997 plan (5,000,000 shares) during any calendar year. Options that lapse or are cancelled or forfeited continue to count against this limit, and a repriced option is treated as if it had been cancelled and a new option granted.

         OPTION EXPIRATION AND TERMINATION. Subject to the expiration and termination provisions of individual option agreements, ISOs expire ten years after the date of grant or, if held by a ten percent stockholder, ISOs expire five years after the date of grant. The expiration and termination periods of nonqualified stock options are determined by the board or the compensation committee and set forth in the individual option agreements. Subject to the expiration and termination provisions of individual option agreements, if a participant dies or becomes disabled, all vested options may be exercised at any time within one year (or the remaining term of the option, if less). If a participant ceases to be our employee for any other reason, he or she must exercise any vested options within ninety days (or the remaining term of the option, if less).

         AMENDMENTS TO THE 1997 PLAN. The board may amend or discontinue the 1997 plan at any time, subject to certain restrictions set forth in the 1997 plan. On April 15, 1998, and May 20, 1998, our board and the stockholders, respectively, approved and adopted an increase in the number of shares of common stock authorized for issuance under the 1997 plan from 2,000,000 shares to 5,000,000 shares. Pursuant to this authority, on March 17, 1999, the board approved and adopted the amendment to the 1997 plan, which increased the number of shares of common stock authorized for issuance under the 1997 plan from 5,000,000 shares to 6,200,000 shares. The board could amend the 1997 plan in the future to increase further the number of shares reserved for issuance thereunder. Except in limited circumstances, no amendment or discontinuation of the 1997 plan may adversely affect any previously granted option award without the consent of the recipient thereof.

         FEDERAL INCOME TAX CONSEQUENCES. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended. There also may be state, local and foreign income tax consequences applicable to transactions involving options. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an ISO and does not address special rules that may be applicable to directors and officers.

         Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will we normally receive any deduction for federal income tax purposes, upon the grant of an option.

         When a non-qualified stock option granted pursuant to the 1997 plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the common stock as to which the option is exercised and the aggregate fair market value of the common stock on the exercise date, and we generally will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also our employee will be subject to tax withholding by us. The basis for determining gain or loss upon a subsequent disposition of common stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid to us for the common stock increased by an amount included in the optionee's taxable income resulting from the exercise of such option. The holding period for determining the maximum tax rate applicable to gain on such disposition begins on the date on which the optionee acquires the common stock.

         An employee generally will not recognize any income upon the exercise of an ISO, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or
(ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. We will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the Required Holding Periods.

         REASONS FOR PROPOSAL

         GENERAL. The 1997 plan is designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of our business. We are recommending the amendment in order to ensure that sufficient shares are available under the 1997 plan to reward and motivate existing employees and to attract new employees in the future, particularly in light of the rapid growth we have experienced. The board believes that the amendment is in our best interests and in the best interests of our stockholders.

         SHARES ISSUABLE UNDER THE 1997 PLAN. A total of 2,000,000 shares of common stock were originally authorized and reserved for issuance upon exercise of options granted under the 1997 plan, subject to proportionate adjustments in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock. On April 15, 1998, and May 20, 1998, our board and our stockholders, respectively, approved and adopted an increase in the number of shares of common stock authorized for issuance under the 1997 plan from 2,000,000 shares to 5,000,000 shares. The board or the compensation committee may also provide additional anti-dilution protection to a participant under the terms of such participant's option agreement. Shares of common stock subject to options that are canceled, terminated or forfeited will again be available for issuance under the 1997 plan.

         As of March 31, 1999, options were outstanding under the 1997 plan to purchase a total of 3,912,630 shares of common stock, and an additional 901,168 shares were available for future grants under the 1997 plan. In addition, we had options outstanding under the 1994 plan to purchase a total of 1,914,504 shares of common stock, and no additional shares were available for future grants under the 1994 plan.

         At a meeting held on March 17, 1999, the board approved and adopted the amendment to the 1997 plan, which increased the number of shares of common stock authorized for issuance under the 1997 plan from 5,000,000 shares to 6,200,000 shares. Under the terms of the 1997 plan, the amendment did not require the approval of our stockholders. However, unless the amendment is approved by holders of a majority of the outstanding shares of common stock, any options granted in excess of the 5,000,000 shares originally approved by the stockholders would not be eligible for treatment as ISOs. Consequently, the board is asking stockholders to approve the amendment in order to allow the compensation committee to grant additional ISOs under the 1997 plan.

         INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         In considering whether to vote for approval of the amendment to the 1997 plan, stockholders should be aware that each of our directors and executive officers will be eligible for option grants under the 1997 plan. If the proposal is not approved by holders of a majority of the outstanding shares of common stock, additional options granted under the 1997 plan will not be eligible for ISO treatment, which will have negative tax consequences to the recipients of such options.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   APPROVAL OF THE AMENDMENT TO THE 1997 PLAN

PROPOSAL FOUR - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

         KPMG LLP, independent certified public accountants, served as independent auditors for us for the fiscal year ended December 31, 1998 and has reported on our financial statements. The board, upon the recommendation of the audit committee, has selected KPMG LLP as our independent auditors for fiscal year 1999 and recommends that the stockholders ratify this selection.
The board has been advised that KPMG LLP has no relationship with us or our subsidiaries.

         A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

         Stockholder ratification is not required for the selection of KPMG LLP as our independent auditors for fiscal year 1999 because the board has responsibility for selection of our independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       "FOR" THE RATIFICATION OF KPMG LLP
                           AS OUR INDEPENDENT AUDITORS

                                 STOCK OWNERSHIP

         The following table shows the number of shares of common stock beneficially owned (as of March 31, 1999) by:

     o each person who we know beneficially owns more than 5% of the common stock;

     o    each director;

     o each executive officer named in the Summary Compensation Table on page 14; and

     o    the directors and officers as a group.



                                                                   AMOUNT AND                     PERCENT OF
                                                              NATURE OF BENEFICIAL                OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)                      SHARES
------------------------------------                    ---------------------------------  -------------------------
Halsey M. Minor.....................................              4,767,177 (2)                      13.5
Shelby W. Bonnie....................................              5,409,018 (3)                      15.3
Eric Robison........................................              3,737,950 (4)                      10.6
Douglas N. Woodrum..................................                117,600 (5)                       *
John C. "Bud" Colligan..............................                 60,000 (6)                       *
Mitchell Kertzman...................................                 57,400 (6)                       *
Robin Wolaner.......................................                 37,500                           *

Vulcan Ventures Incorporated........................              3,704,954 (7)                      10.5

All executive officers and directors as a group
     (7 persons)....................................             14,189,245 (8)                      40.9


---------------------------------------
*     Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentages for each person are based on the 35,371,835 shares outstanding at March 31, 1999, plus the total number of outstanding options or warrants held by such person that are exercisable within 60 days of such date. Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) Includes 164,380 shares held by a trust for the benefit of Mr. Minor's descendants, as to which he disclaims beneficial ownership.

(3) Includes 31,596 shares held by trusts for Mr. Bonnie's benefit and 29,400 shares issuable upon exercise of a warrant held by a partnership controlled by Mr. Bonnie.

(4) Includes 3,704,954 shares held by Vulcan Ventures Incorporated ("Vulcan") or issuable upon exercise of warrants held by Vulcan, as to which such director, who serves as an officer of Vulcan,

(5) Includes 92,500 shares subject to options that are exercisable within 60 days.

         disclaims beneficial ownership. See Note (7) below. Also includes 32,996 shares subject to options that are exercisable within 60 days. The address of Mr. Robison and Vulcan is 110 110th Avenue, Suite 350, Bellevue, WA 98004.

(6) Consists of shares subject to options that are exercisable within 60 days.

(7) Includes 220,500 shares issuable upon exercise of warrants held by Vulcan.

(8) Includes a total of 522,400 shares subject to options and warrants that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Our directors and officers must file reports with the Securities and Exchange Commission indicating the number of shares of common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. For transactions completed in 1998, Eric Robison had three late reports with respect to nine transactions, Halsey M. Minor had one late report with respect to one transaction and William Savoy had one late report with respect to one transaction. Based on our review, we do not know of any failures to file required reports during 1998.

                                   MANAGEMENT

         The following table sets forth the names, ages and positions of our executive officers and directors as of March 15, 1999. Their respective backgrounds are described following the table:

               NAME                   AGE                            POSITION WITH THE COMPANY
-----------------------------     ----------    -------------------------------------------------------------------

Halsey M. Minor(3)                     34       Chairman of the Board, President, and Chief Executive Officer
Shelby W. Bonnie(1)                    34       Executive Vice President, Chief Operating Officer, Secretary and
                                                Director
Douglas N. Woodrum(3)                  41       Executive Vice President, Chief Financial Officer and Director
Robin Wolaner                          44       Executive Vice President, Technology Publishing
John C. "Bud" Colligan(2)              44       Director
Mitchell Kertzman(3)                   50       Director
Eric Robison(1)                        39       Director

-----------------------------------------
(1)      Class I Director (term expires in 2000)
(2)      Class II Director (term expires in 2001)
(3)      Class III Director (term expires at the Annual Meeting)

         Halsey M. Minor founded CNET in December 1992 and has served as Chairman of the Board, President and Chief Executive Officer since that time. From October 1991 until founding CNET, Mr. Minor was employed by Russell Reynolds Associates, Inc., an executive search firm, where he worked directly for Russell Reynolds, Jr., the founder, Chairman and Chief Executive Officer. From July 1989 to

June 1990, Mr. Minor was the Chief Executive Officer of Global Publishing Corporation, a producer of computer-based multimedia business training applications distributed over computer networks. Prior to founding Global Publishing Corporation, Mr. Minor spent two years working as an investment banker for Merrill Lynch Capital Markets in New York.

         Shelby W. Bonnie has served as our Executive Vice President, Chief Operating Officer, and a director since July 1993. Mr. Bonnie also served as our Chief Financial Officer from July 1993 until December 1997. From 1990 until joining CNET in 1993, Mr. Bonnie was a Managing Director of Tiger Management Corporation, a New York based investment managing firm. From 1992 to 1993, Mr. Bonnie also served as a General Partner of Lynx Capital, where he was responsible for oversight of a $90 million private equity fund. From 1986 to 1988, Mr. Bonnie worked as a financial analyst in the mergers and acquisitions department at Morgan Stanley & Co. Inc.

         Douglas N. Woodrum joined CNET as Executive Vice President and Chief Financial Officer and was elected as a director in December 1997. Prior to joining CNET, Mr. Woodrum served as Executive Vice President and Chief Financial Officer of Heritage Media Corporation, a diversified media company which he helped found in 1987 and which was sold to The News Corporation for $1.4 billion in August 1997.

         Robin Wolaner joined CNET in October 1997 as Executive Vice President in charge of our technology publishing operations. From 1992 until 1995, Ms. Wolaner served as President and Chief Executive Officer of Sunset Publishing Corporation, a subsidiary of Time Publishing Ventures. From 1996 until she joined CNET, Ms. Wolaner was an advisor to early-stage electronic publishing ventures. Ms. Wolaner is Chairman of Online Partners, an Internet affinity group marketing company, and serves as a director of Burnham Pacific Properties, a publicly-traded real estate investment trust.

         John C. "Bud" Colligan became a director of CNET in May 1996. Since March 1998, Mr. Colligan has been a partner with Accel Partners, a venture capital firm in Palo Alto, California. From November 1996 to August 1998, Mr. Colligan served as Chairman of Macromedia, Inc. ("Macromedia"), a multimedia software company. From January 1993 to November 1996, Mr. Colligan served as Chief Executive Officer of Macromedia, and from April 1992 to January 1993 he served as President and Chief Operating Officer of Macromedia. From 1989 to 1992, Mr. Colligan was President and Chief Executive Officer of Authorware, Inc., a multimedia software company that merged with Macromind.Paracomp to form Macromedia in March 1992. From May 1983 to December 1988, Mr. Colligan was employed by Apple Computer, Inc. in a variety of positions, most recently as Director of Marketing and Sales for Higher Education. Mr. Colligan is a director of S3 Corporation.

         Mitchell E. Kertzman became a director of CNET in May 1996. Since November 1998, Mr. Kertzman has served as President and Chief Executive Officer of Network Computer, Inc., an information software provider. From July 1996 until November 1998, Mr. Kertzman served as Chairman of the Board and Chief Executive Officer of Sybase, Inc., a leading provider of enterprise database software which Mr. Kertzman joined in February 1995 as Executive Vice President. Prior to joining Sybase, Inc., Mr. Kertzman served as Chief Executive Officer and a director of Powersoft Corporation, a leading provider of application development tools since its organization in 1974. Powersoft Corporation was acquired by Sybase, Inc. in February 1995.

         Eric Robison became a director of CNET in December 1994. Since January 1994, Mr. Robison has served as Business Development Associate of Vulcan Ventures Inc. ("Vulcan"), a venture capital firm owned by Paul Allen, a co-founder of Microsoft Corporation. Prior to joining Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consultant firm. Mr. Robison also served in key marketing management positions with SGS, Inc., Ashton-Tate, Inc. and Denny's Inc. Mr. Robison serves on the Board of Directors of Egghead Corporation and ARI Network Services, Inc.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

         Our business is managed under the direction of the board. The board meets during our fiscal year to review significant developments affecting us and to act on matters requiring board approval. The board held seven formal meetings during the fiscal year ended December 31, 1998. All of the directors attended at least 75% of the board meetings, except that Mr. Savoy, who resigned as a director in February 1999, was unable to attend three meetings.

         The board has established an audit committee and a compensation committee to devote attention to specific subjects and to assist the board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

Audit Committee

         Meetings During 1998

         o        Four formal meetings held in 1998.

         o        Did not act by written consent.


         Function

         o        Review internal financial information

         o        Review audit program

         o        Review the results of audits with the independent auditors

         o        Oversee quarterly reporting

         o        Selection of our independent accountants

         o        Review fees to be paid to independent accountants

         o        Reviews our accounting practices

         Members During 1998

         o        John C. "Bud" Colligan

         o        Eric Robison

         o        Douglas Hamilton (resigned from the board in March 1999).


Compensation Committee

         Meetings During 1998

         o        No formal meetings.

         o        Did not acted by written consent.


         Function

         o Reviews salaries, incentives and other forms of compensation for our officers and other employees

         o Administers our existing stock option plans and our employee stock purchase plan

         Members During 1998

         o        Mitchell Kertzman

         o        William Savoy (resigned from the board in February 1999). John
                  C. "Bud" Colligan was appointed to the committee in March
                  1999.

         The board does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the board as a whole.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 1998.


                                                                                LONG TERM
                                                                               COMPENSATION
                                                   ANNUAL COMPENSATION (1)        AWARDS
                                               -----------------------------   ------------
                                                                                SECURITIES
                                    FISCAL                                      UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR         SALARY         BONUS           OPTIONS (#)    COMPENSATION
--------------------------------  ----------   ----------    -----------       ------------   --------------
Halsey M. Minor                      1998       $194,000              0           600,000             0
    Chairman of the Board,           1997        175,000              0                 0             0
    President and Chief              1996        175,000              0                 0             0
    Executive Officer

Shelby W. Bonnie                     1998        160,000              0                 0             0
    Executive Vice President,        1997        160,000              0                 0             0
    Chief Operating Officer          1996        160,000              0                 0             0
    and Secretary

Douglas N. Woodrum                   1998        250,000         75,000                 0             0
    Executive Vice President         1997(2)          --             --           370,000            --
    and Chief Financial              1996             --             --                --            --
    Officer

Robin Wolaner                        1998         60,000         35,000                 0         6,300(4)
    Executive Vice President         1997(3)          --             --           300,000            --
    of Technology Publishing         1996             --             --                --            --

Jonathan Rosenberg                   1998        182,500         19,163            50,000             0
    Executive Vice President of      1997        165,000              0            55,000             0
    Technology (5)                   1996        142,500              0            55,000             0


----------------------------

(1) The aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2)      Mr. Woodrum joined the Company in December 1997.

(3)      Ms. Wolaner joined the Company in October 1997.

(4)      Paid in February 1999 pursuant to CNET's Incentive Plan.

(5)      Mr. Rosenberg resigned as an executive officer of the Company in March
         1999.

         During 1998, options to purchase an aggregate of 2,472,900 shares of common stock at fair market value on the date of grant were granted under our stock options plans. The following table provides information regarding stock options granted during 1998 to persons listed in the Summary Compensation Table.


                                                 OPTIONS GRANTED IN 1998

                                                   INDIVIDUAL GRANTS
                                 ------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                 % OF TOTAL                                    VALUE AT ASSUMED
                                  NUMBER OF       OPTIONS                                    ANNUAL RATES OF STOCK
                                  SECURITIES     GRANTED TO                                 PRICE APPRECIATION FOR
                                  UNDERLYING     EMPLOYEES      EXERCISE                       OPTION TERM (1)
                                   OPTIONS         DURING        PRICE       EXPIRATION  ------------------------------
Name                              GRANTED (#)        1998       ($/SHARE)        DATE           5%            10%
-----------------------------    ------------     ----------    ----------   ----------  ------------   ---------------
Halsey M. Minor..............       600,000           24.26        16.125      6/3/08     $6,085,000     $15,419,000
Shelby W. Bonnie.............             0           --           --           --             --            --
Douglas N. Woodrum...........             0           --           --           --             --            --
Robin Wolaner................             0           --           --           --             --            --
Jonathan Rosenberg (2).......        50,000            2.02        13.94       7/1/99        438,500       1,111,000


-------------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

(2) Mr. Rosenberg resigned as an executive officer of the Company in March 1999 and as a result his options will expire on the date that is 90 days from the date of his resignation.

         The following table sets forth information regarding the exercise of stock options by persons named in the Summary Compensation Table and year-end option values.

                                OPTION EXERCISES
                            AND YEAR END VALUE TABLE

                                                                                              VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED                IN-THE-MONEY
                             SHARES                           OPTIONS AT YEAR-END              OPTIONS AT YEAR-END
                           ACQUIRED ON      VALUE        -----------------------------    ----------------------------
          NAME              EXERCISE     REALIZED ($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
------------------------   -----------   ------------    ------------    -------------    ------------  --------------
Halsey M. Minor......            0               0              0           600,000               0       $6,300,000
Shelby W. Bonnie.....           --              --             --                --              --               --
Douglas N. Woodrum...            0               0         92,500           277,500         1,503,125      4,488,625
Robin Wolaner...........    37,500       1,746,182              0           225,000               0        2,823,562
Jonathan Rosenberg(2)...    10,800         478,383         66,454           148,748          1,435,539     2,626,445


-------------
(1) Value based on $26.625 closing price per share of common stock on December 31, 1998.
(2)      Mr. Rosenberg resigned as an executive officer of the Company in March
         1999.

DIRECTOR COMPENSATION

         We do not pay cash compensation to our directors, but we do reimburse directors for expenses incurred in attending board and committee meetings. Under our 1994 plan, each non-employee director received an automatic grant of nonqualified stock options on June 5, 1996 to purchase 40,000 shares of common stock at an exercise price of $7.00 per share. Non-employee directors elected to the board in the future will automatically receive, upon such election, nonqualified stock options to purchase 40,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. In addition, each non-employee director serving on June 30 of each year (beginning on June 30, 1997) automatically receives nonqualified stock options to purchase 10,000 shares of common Stock. All of the options granted pursuant to these provisions are immediately exercisable on the date of grant, but the common stock issued upon exercise is subject to repurchase by us at original cost. This repurchase right lapses, and the optionee's rights with respect to each grant vest, in a series of 48 equal monthly installments following the date of grant, for so long as the optionee remains a director of CNET. In addition, vesting will automatically accelerate upon any sale of CNET through a merger, recapitalization, reorganization, asset sale, tender offer or similar event. The 1997 plan contains identical terms and provisions with respect to automatic grants of nonqualified stock options to non-employee directors; provided that, to the extent a non-employee director receives option grants under the 1994 plan, such director will not receive a duplicate option grant under the 1997 plan.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Mr. Woodrum in December 1997. The term of the agreement expires on December 1, 2000 unless Mr. Woodrum's employment is terminated earlier for cause. The agreement provides for an annual base salary of $250,000 with a guaranteed bonus of $75,000 the first year of employment and bonuses in the discretion of the board thereafter.

INCENTIVE PLAN

         The board of directors adopted our Incentive Plan on April 15, 1998. Pursuant to the terms of the plan, certain of our key employees were eligible earn cash bonuses in an aggregate amount of up to $1.7 million if the Company achieved certain financial targets for 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Compensation decisions concerning our executive officers for 1998 were made by the compensation committee, subject to the terms of any pre-existing employment agreements between us and such executive officers. Mr. Kertzman and Mr. Savoy served as members of the compensation committee during 1998. Mr. Savoy resigned from the board in February 1999. John C. "Bud" Colligan was appointed to the committee in March 1999. None of the compensation committee members is or has been a company officer or employee. None of our executive officers currently serves on the compensation committee or any similar committee of another public company.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

         The compensation committee is responsible for recommending to the full board salary amounts for our executive officers and making the final determination regarding bonus arrangements for such persons. The compensation committee is also responsible for making the final determination regarding awards of stock options to such persons.

         COMPENSATION PHILOSOPHY. Compensation to executive officers is designed to attract and retain highly capable executives, to motivate the performance of executives in support of the achievement of our strategic financial and operating performance objectives and to reward performance that meets this standard. We are engaged in a highly competitive business and must attract and retain qualified executives in order to be successful. In 1998, executive compensation was comprised of the following elements:

                  Base Salary. To the extent not determined pursuant to pre-existing employment agreements, the base salary for our executive officers was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to us, the responsibilities of each executive officer and the subjective evaluation of each officer's contribution and potential contribution to us. The compensation committee also has the authority to grant year-end cash bonuses to motivate the executive officers to achieve annual financial and other goals.

                  Stock Option Plans. Our stock option plans form the basis of its long-term incentive plan for executive officers and other key employees. The compensation committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. In selecting recipients for option grants and in determining the size of such grants, the compensation committee considers various factors such as the performance of CNET and the contributions of the individual recipient to CNET. To date, Mr. Bonnie, who has purchased substantial equity interests in CNET, has elected not to receive stock options pursuant to our plans.

                  Benefits. Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to ours, as well as various benefits generally available to our employees (such as health insurance). The compensation committee intends to design our compensation programs so that compensation paid to executive officers will qualify for deductibility under applicable provisions of the Internal Revenue Code, including Section 162(m). However, we may pay compensation which is not deductible in limited circumstances when prudent management so requires.

                  1998 Compensation of Chief Executive Officer. Mr. Minor's base salary for 1998 was $175,000 until July 15, 1998. On July 15, 1998, the board increased Mr. Minor's base salary to $225,000. In addition, in 1998 Mr. Minor received option grants totaling 600,000. The board ratifies decisions made by the committee with respect to Mr. Minor's compensation. Mr. Minor's overall compensation reflects a higher degree of responsibility with respect to the strategic decision making authority and higher level of responsibility with respect to our strategic direction and our financial and operational results. The compensation committee believes that Mr. Minor's salary is substantially below competitive salaries paid to executives with similar qualifications and responsibilities.

                                            Mitchell Kertzman
                                            Member of the Compensation Committee

CORPORATE PERFORMANCE GRAPH


         The following graph compares the cumulative total return of the common stock during the period commencing July 2, 1996, the date public trading of the common stock began following our initial public offering, to December 31, 1998, with the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Hambrecht & Quist Internet Index (the "Peer Group Index"). The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The graph depicts the results of investing $100 in the common stock, the S&P 500 Index and the Peer Group Index at closing prices on July 2, 1996, and assumes that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS

                          July 2, 1996        December 31, 1996      December 31, 1997         December 31, 1998
                          ------------        -----------------      -----------------         -----------------
CNET, Inc.                     $100.00                $181.25               $184.38                 $333.00
S&P 500 Index                   100.00                 117.48                156.82                  182.48
Peer Group Index                100.00                  96.11                128.98                  300.27


         THE STOCK PRICE PERFORMANCE DEPICTED IN THE CORPORATE PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE CORPORATE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

                              STOCKHOLDER PROPOSALS

         A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at our principal executive office by December 1, 1999 will be included in our proxy statement and form of proxy for that meeting.

                         PERSONS MAKING THE SOLICITATION

         The enclosed proxy is solicited on behalf of the our board. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone or telegraph. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the common stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG LLP, independent certified public accountants, has been selected by the board as our independent auditor for the current year. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         The board is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of CNET.

                              FINANCIAL STATEMENTS

         WE WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE OUR ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, CNET, INC., 150 CHESTNUT, SAN FRANCISCO, CALIFORNIA 94111; TELEPHONE NUMBER: (415) 395-7800; FAX NUMBER: (415) 395-9205.


                                             By Order of the Board of Directors,

                                             SHELBY W. BONNIE,
                                             Executive Vice President
                                             and Chief Operating Officer


April 21, 1999

                                                                       EXHIBIT A


                                   CNET, INC.
                             1997 STOCK OPTION PLAN

         1. PURPOSE OF THE PLAN. This Plan shall be known as the CNET, Inc. 1997 Stock Option Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of CNET, Inc. and its subsidiaries.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  "Board" means the Board of Directors of the Corporation.

                  "Common Stock" means the Common Stock, $.0001 par value per share, of the Corporation. Except as otherwise provided herein, all Common
Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including, but not limited to, voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the committee described in Section 18 that administers the Plan or, if no such committee has been appointed, the full Board.

                  "Consultant" means any consultant or advisor who renders bona fide services to the Corporation or one of its Subsidiaries, which services are not in connection with the offer or sale of securities in a capital-raising transaction.

                  "Corporation" means CNET, Inc., a Delaware corporation.

                  "Date of Grant" means the date on which an Option is granted pursuant to this Plan or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective.

                  "Employee" means any officer or other employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or employee of the Corporation or one of its Subsidiaries).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Price" means the option price for a share of Common stock subject to an Option.

                  "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common stock on the trading day immediately prior to the date specified as reported by the principal national exchange or trading system on which the Common stock is then listed or traded. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Board or the Committee, in its sole discretion. In making such determination, the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

                  "Insider" means any officer, director, or 10% stockholder of the Corporation.

                  "Non-Employee Director" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act.

                  "Nonqualified Option" means any Option that is not a Qualified Option.

                  "Option" means a stock option granted pursuant to Section 6 of this Plan.

                  "Optionee" means any Employee, Consultant or director who receives an Option.

                  "Outside Director" means an individual who is an "outside director" within the meaning of Treasury Regulation Sections 1.162-27(e)(3).

                  "Plan" means this CNET, Inc. 1997 Stock Option Plan, as amended from time to time.

                  "Qualified Option" means any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

                  "Subsidiary" means any now existing or hereinafter organized or acquired company of which at least fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

         3. TERM OF PLAN. The Plan has been adopted by the Board effective as of April 16, 1997. To permit the granting of Qualified Options under the Code, and to qualify awards of Options hereunder as "performance based" under
Section 162(m) of the Code, the Plan will be submitted for approval by the stockholders of the Corporation by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding, for approval no later than the next annual meeting of stockholders. If the Plan is not so approved by the stockholders of the Corporation, then any Options previously granted under the Plan will be Nonqualified Options, regardless of whether the option agreements relating thereto purport to grant Qualified Options. The Plan shall continue in effect until terminated pursuant to Section 18.

         4.       SHARES SUBJECT TO THE PLAN. Except as otherwise provided in
Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options granted pursuant to this Plan shall be 6,000,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options under this Plan, subject to the limitations set forth above.

         5. ELIGIBILITY. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees, Consultants and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

         6. GRANT OF OPTIONS. Except as provided in Section 18, the Board or the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer. In no event may any Optionee be granted Options with respect to more than 2,500,000 shares of Common Stock in any calendar year. Options that lapse or are cancelled or forfeited continue to count against this limit, and a repriced Option is treated as if it had been cancelled and a new Option granted.

         7. TIME OF GRANT OF OPTIONS. The Date of Grant of an Option under the Plan shall be the date on which the Board or the Committee awards the Option or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective. Notice of the grant shall be given to each Optionee promptly after the date of such grant.

         8. PRICE. The Exercise Price for each share of Common Stock subject to an Option granted pursuant to Section 6 of the Plan shall be determined by the Board or the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

         9. VESTING. Subject to Section 11 of this Plan, each Option shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Board or the Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. An Option agreement may contain such additional provisions with respect to vesting as the Board or the Committee may specify.

         10. EXERCISE. An Optionee may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the exercise date equal to the Exercise Price.

         If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         11. WHEN QUALIFIED OPTIONS MAY BE EXERCISED. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five (5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any related corporation for any reason, such Optionee's vested Qualified Options shall not be exercisable after (a) 90 days following the date such Optionee ceases to be an employee of the Corporation or any related corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any related corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This Section 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Board or the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

         12. OPTION FINANCING. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Optionee for the purchase of shares of Common stock pursuant to such Option on such terms as the Board or the Committee may specify.

         13. WITHHOLDING OF TAXES. The Board or the Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Optionee reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

         14. CONDITIONS UPON ISSUANCE OF SHARES. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares complies with all provisions of applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded.

                  As a condition to the exercise of an Option, the Corporation may require the person exercising the Option or receiving the grant to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

                  The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded. In addition, the Corporation shall have no obligation to any Optionee, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

                  No Optionee will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Optionee has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Qualified Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by such Optionee. Each Nonqualified Option under this Plan shall be transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order issued by a court of competent jurisdiction, or to a trust established by the Optionee for estate planning purposes.

         15. RESTRICTIONS ON SHARES. Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

         16. MODIFICATION OF OPTIONS. Except as provided in Section 18 of this Plan, at any time and from time to time, the Board or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Board or the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.

         17. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event that each of the outstanding shares of Common stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then there shall be substituted for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to an Optionee under the terms of the individual's Option agreement.

         18.      ADMINISTRATION.

                  (a) The Plan shall be administered by the Board or by a committee of the Board comprised solely of two or more Outside Directors appointed by the Board (the "Committee"). Options may be granted under Section 6, only (i) by the Board as a whole, or (ii) by majority agreement of the members of the Committee; provided that, if the Committee does not consist entirely of Non-Employee Directors, then Options may be granted to Insiders under Section 6 only by the Board as a whole. Option agreements, in the forms as approved by the Board or the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Board or the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Board or the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Board or the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

                  (b) Although the Board or the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

                  (c) Each Outside Director will be eligible to receive automatic grants of Options as follows:

                           (i) Each Outside Director will automatically be
                  granted Nonqualified Options to purchase 40,000 shares of Common stock (the "Initial Grant") on the date such Outside Director is first elected to the Board.

                           (ii) On June 30 of each year, each Outside Director
                  then serving on the Board will automatically be granted Nonqualified Options to purchase 10,000 shares of Common stock (each, an "Annual Grant"). The number of shares subject to Initial Grants and Annual Grants will be adjusted in accordance with Section 17.

                           (iii) The purchase price for Common Stock subject to
                  Initial Grants and Annual Grants will be 100% of the Fair Market Value of the Common Stock on the Date of Grant.

                           (iv) All Options granted under this Section 18(c)
                  will be evidenced by Option agreements substantially in the form of Exhibit A hereto.

                           (v) All Options granted under this Section 18(c) will
                  be exercisable on and after the Date of Grant until the earlier of (A) ten years after the Date of Grant, or (B) 90 days after the date such Outside Director is no longer a director of the Corporation or an officer or employee of the Corporation or a Related Corporation; provided that Common Stock issuable upon exercise of such Options will be subject to a repurchase option in favor of the Corporation, as set forth in the applicable Option agreement, until such shares vest, which will occur in equal monthly installments during the 48 months following the Date of Grant.

                           (vi) This Section 18(c) may not be amended more than
                  once every six months, other than to comport with changes in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or changes in the rules promulgated thereunder, or other applicable law, unless, at the time of amendment, such limitation on amendments is not necessary in order for the Plan to comply with the requirements of Rule 16b-3 or the Corporation is not then subject to the provisions of Section 16 of the Exchange Act.

                           (vii) Notwithstanding the foregoing, to the extent an
                  Outside Director receives an automatic grant of Nonqualified Options under Section 18(c) of the Corporation's 1994 Stock Option Plan, as amended, such director is not eligible to receive a duplicate grant of Nonqualified Options under this
                  Section 18(c).

                  (d) Subject to any applicable requirements of Rule 16b-3 or of any national exchange or trading system on which the Common Stock is then listed or traded, and subject to the requirements of Section 162(m) of the Internal Revenue Code, the Board may amend any provision of this Plan in any respect in its discretion.

         19. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Optionee the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

         20. LIABILITY OF THE CORPORATION. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under
Section 422 of the Code.

         21. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF DELAWARE AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         22. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

                                                                       EXHIBIT B

                                                             FRONT OF PROXY CARD

                                   CNET, INC.
       BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                       9:00 A.M., WEDNESDAY, MAY 26, 1999
        CNET, INC., 150 CHESTNUT STREET, SAN FRANCISCO, CALIFORNIA 94111

     The undersigned stockholder of CNET, Inc. (the "Company") hereby appoints Halsey M. Minor, Shelby W. Bonnie and Douglas N. Woodrum, or any of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

     (1)   ELECTION OF CLASS III DIRECTORS:

           |_|  FOR all nominees listed below   |_|  WITHHOLD AUTHORITY
                (except as provided to the           to vote  for all  nominees
                 contrary below)                     listed below

                    Mitchell Kertzman and Douglas N. Woodrum

           (INSTRUCTION:   To withhold  authority to vote for any  individual
                           nominee(s), write that nominee's name on the space provided below):

           ---------------------------------------------------------------------
     (2) Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 400,000,000 shares:

                 FOR |_|      AGAINST |_|         ABSTAIN |_|

     (3) Approval of an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock authorized for issuance from 5,000,000 to 6,200,000 shares:

                 FOR |_|      AGAINST |_|         ABSTAIN |_|

     (4) Ratification of KPMG LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ending December 31, 1999:

                 FOR |_|      AGAINST |_|         ABSTAIN |_|

     (5) On any other business that may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                        (Please sign on the reverse side)


--------------------------------------------------------------------------------



                                                              BACK OF PROXY CARD
                          (Continued from reverse side)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2), (3) AND (4), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (5). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated April 21, 1999, is hereby acknowledged.


                              Dated:     _______________________________, 1999.

                                         _______________________________________

                                         _______________________________________
                                             (Signature of Stockholder(s))

                                        (Joint owners must EACH sign. Please
                                        sign EXACTLY as your name(s) appear(s)
                                        on this card. When signing as attorney,
                                        trustee, executor, administrator,
                                        guardian or corporate officer, please
                                        give your FULL title.)


                                           PLEASE SIGN, DATE AND MAIL TODAY.





                                      B-1